DATA

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]
[Available only under NQ Contracts]
[Joint Owner:]	[JANE DOE]	Age: [55]	Sex: [Female]

Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Applicable for NQ Contracts]
[Joint Annuitant:]	[JANE DOE] Age: [55]	Sex: [Female]

[Applicable to Qualified Plan and SEP-IRA Contracts]

[Employer:] [ABC Company]

[Applicable to Qualified Plan Contracts]

[Plan:] [ABC Company Plan]

Beneficiary:       [JANE DOE]

Contract Number:                 [00000]

Endorsement(s) Attached:
[Endorsement Applicable to the Termination of an Optional Guaranteed Minimum Income Benefit and/or the Termination or Change of an Optional Guaranteed Minimum Death Benefit Rider(s)]

[Market Segment Endorsement(s)]
[Endorsement Applicable to Non-Qualified Contracts
Endorsement Applicable to Defined Contribution Qualified Plan Contracts
Endorsement Applicable to Defined Benefit Qualified Plan Contracts
Endorsement Applicable to Traditional IRA Contracts
Endorsement Applicable to Roth IRA Contracts
Endorsement Applicable to SEP-IRA Contracts]

[Investment Options Endorsement(s)]
[Endorsement Applicable to Special Dollar Cost Averaging
Endorsement Applicable to the Asset Transfer Program (ATP)]

[Optional Rider(s) Attached:
Guaranteed Minimum Income Benefit Rider
Guaranteed Minimum Death Benefit Rider – Greater of Death Benefit
Guaranteed Minimum Death Benefit Rider – Highest Anniversary Value
Guaranteed Minimum Death Benefit Rider - [RMD Wealth Guard]]

Issue Date:	[January 1, 2015]
Contract Date:	[January 1, 2015]
[Maturity Date:	[January 1, 2050]

The Maturity Date may not be prior to [thirteen months] from the Contract Date nor later than the Contract Date Anniversary which follows the Annuitant’s [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant’s date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant’s date of birth.

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[Applicable to IRA Contract Owners only]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date.]

[Applicable to NQ Contract Owners only]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), if you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date. However, if your age did not originally determine the Maturity Date under the Contract, your spouse may elect to become the Annuitant, superseding any named Annuitant and your spouse’s date of birth will determine the Maturity Date.]

[For NQ Contracts with Joint Annuitants]

[For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

You may request in writing to us an Annuity Commencement Date earlier than the Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request.]

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[If GMIB/“Greater of” GMDB is elected the following will appear]

[[GMIB]/[“Greater of” GMDB] [Two-Year] Lock

Lock-in [Annual] Rollup Rate:

Your Lock-in [Annual] Rollup Rate is [5.00%]. [This rate is greater than the rate derived from the formula shown below.] [This rate will apply for [2 Contract Years] from your Contract Date. After completion of [2 Contract Years], your [Annual] Rollup Rate will be determined by the formula below.

Ten Year Treasuries Formula Rate for the Annual Rollup Rate

The minimum [Annual] Rollup Rate for [each] [Contract Year] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [1.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum [Annual] Rollup Rate will never be less than [4%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates – H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

[After your [second Contract Date Anniversary], the minimum rate will be no less than [4%] for the next [4 Contract Years]. After the [6th Contract Year] and for the next [5 Contract Years], the minimum rate will be no less than [2%], and thereafter the minimum rate will be no less than [1.5%].]

Lock-in Deferral Rollup Rate:

Your Lock-in Deferral Rollup Rate is [6.00%]. [This rate is greater than the rate derived from the formula shown below.] [This rate will apply for [2 Contract Years] from your Contract Date. After completion of [2 Contract Years], your Deferral Rollup Rate will be determined by the formula below.

Ten Year Treasuries Formula Rate for the Deferral Rollup Rate

The minimum Deferral Rollup Rate for [each] [Contract Year] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [2.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum Deferral Rollup Rate will never be less than [4%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates – H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

[After your [second Contract Date Anniversary], the minimum rate will be no less than [4%] for the next [4 Contract Years]. After the [6th Contract Year] and for the next [5 Contract Years], the minimum rate will be no less than [2%], and thereafter the minimum rate will be no less than [1.5%].]]

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PART B — This part describes certain provisions of your Contract.

Special Dollar Cost Averaging Rate	[2.00%] through [December 31, 2015]

Guaranteed Interest Option:
Initial Guaranteed Interest Rate	[2.75% through January 31, 2015;
Annual Guaranteed Interest Rate	1.00% through December 31, 2015]
Lifetime Minimum Guaranteed Interest Rate	[1.00%]

Initial Contribution Received:	[$250,000.00]

Account for Special Dollar Cost Averaging	[$0.00]

Investment Options (See Sections 2.01 and 2.02 of the Contract)

Set forth below are the initial Investment Options available. Your initial allocation is shown. [You may not allocate amounts to more than [90] Investment Options at any time.]

Investment Account (“IA”) Investment Options	Amount Allocated
[All Asset Aggressive - Alt 25
All Asset Growth - Alt 20
All Asset Moderate Growth - Alt 15	[$100,000.00]
EQ/AllianceBernstein Dynamic Wealth Strategies
AXA Aggressive Strategy
AXA Balanced Strategy
AXA Conservative Growth Strategy
AXA Conservative Strategy
AXA Growth Strategy
AXA Moderate Allocation
AXA Moderate Growth Strategy
BlackRock Global Allocation V.I. Fund
Charter International Moderate
Charter Moderate
Charter Moderate Growth
Charter Real Assets
First Trust/Dow Jones Dividend & Income Allocation Portfolio
First Trust Multi Income Allocation Portfolio
Franklin Founding Funds Allocation VIP Fund
Franklin Income VIP Fund
Invesco V.I. Equity and Income Fund
Ivy Funds VIP Asset Strategy
Legg Mason Dynamic Multi-Strategy VIT Portfolio
Principal SAM Conservative Growth Portfolio
Principal SAM Strategic Growth Portfolio
7Twelve Balanced Portfolio

ClearBridge Variable Appreciation Portfolio
EQ/Common Stock Index
EQ/Equity 500 Index
Fidelity® VIP Contrafund® Portfolio
Franklin Rising Dividends VIP Fund
Hartford Capital Appreciation HLS Fund
MFS® Investors Trust Series
BlackRock Large Cap Growth V.I. Fund

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ClearBridge Variable Aggressive Growth Portfolio
Hartford Growth Opportunities HLS Fund
Ivy Funds VIP Dividend Opportunities
EQ/Large Cap Growth Index
AXA/Loomis Sayles Growth
MFS® Investors Growth Stock Series
Multimanager Aggressive Equity
EQ/T. Rowe Price Growth Stock

AXA Large Cap Value Managed Volatility
EQ/BlackRock Basic Value Equity
EQ/Boston Advisors Equity Income
ClearBridge Variable Equity Income Portfolio
EQ/Invesco Comstock
Invesco V.I. Diversified Dividend Fund
EQ/Large Cap Value Index

American Century VP Mid Cap Value Fund
AXA Mid Cap Value Managed Volatility
ClearBridge Variable Mid Cap Core Portfolio
Fidelity® VIP Mid Cap Portfolio
Goldman Sachs VIT Mid Cap Value Fund
Invesco V.I. Mid Cap Core Equity Fund
Ivy Funds VIP Mid Cap Growth
EQ/Mid Cap Index
EQ/Morgan Stanley Mid Cap Growth
Multimanager Mid Cap Growth
Multimanager Mid Cap Value

EQ/AllianceBernstein Small Cap Growth
Charter Small Cap Value
EQ/GAMCO Small Company Value
Invesco V.I. Small Cap Equity Fund
Ivy Funds VIP Small Cap Growth
EQ/Small Company Index

AllianceBernstein VPS International Growth Portfolio
American Funds Insurance Series® Global Small Capitalization FundSM
American Funds Insurance Series® New World Fund®
AXA International Core Managed Volatility
EQ/Emerging Markets Equity PLUS
EQ/International Equity Index
Invesco V.I. International Growth Fund
Lazard Retirement Emerging Markets Equity Portfolio
EQ/MFS International Growth
MFS® International Value Portfolio
Neuberger Berman International Equity Portfolio
EQ/Oppenheimer Global
Templeton Developing Markets VIP Fund

Charter Alt 100 Moderate
EQ/GAMCO Mergers and Acquisitions
Invesco V.I. Global Real Estate Fund
Ivy Funds VIP Energy

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Ivy Funds VIP Global Natural Resources
Ivy Funds VIP Science and Technology
MFS® Utilities Series
Multimanager Technology
EQ/Natural Resources PLUS
Neuberger Berman Absolute Return Multi-Manager Portfolio
PIMCO VIT CommodityRealReturn® Strategy Portfolio
ProFund VP Biotechnology
EQ/Real Estate PLUS
T. Rowe Price Health Sciences Portfolio - II
Van Eck VIP Global Hard Assets Fund

Legg Mason BW Absolute Return Opportunities VIT
EQ/PIMCO Global Real Return
Templeton Global Bond VIP Fund

EQ/High Yield Bond
Invesco V.I. High Yield Fund
Ivy Funds VIP High Income

American Funds Insurance Series® Bond FundSM
EQ/Core Bond Index
Eaton Vance VT Floating-Rate Income Fund
Fidelity® VIP Strategic Income Portfolio
Franklin Strategic Income VIP Fund
EQ/Intermediate Government Bond
Lord Abbett Bond Debenture
EQ/PIMCO Ultra Short Bond
PIMCO VIT Real Return Portfolio
PIMCO VIT Total Return Portfolio
Putnam VT Diversified Income Fund

EQ/Money Market]

An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.

Guaranteed Interest Option (“GIO”)	[$	50,000	]

[No more than [25%] of the total Annuity Account Value of the IA Investment Options [and the Protected Benefit Account (“PBA”) Investment Options] may be allocated to the GIO.]

Total (Amount Allocated to Investment Account Investment Options):	[$	150,000.00	]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

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PBA Investment Options:	Amount Allocated
[AXA Aggressive Strategy GB
AXA Balanced Strategy GB
AXA Conservative Growth Strategy GB	[$100,000.00]
AXA Conservative Strategy GB
AXA Growth Strategy GB
AXA Moderate Growth Strategy GB
EQ/AllianceBernstein Dynamic Wealth Strategies GB]

An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.

[You may not contribute to or transfer amounts into the AXA Ultra Conservative Strategy Investment Option. This is the Asset Transfer Program Investment Option described in the Endorsement Applicable to the Asset Transfer Program.]

Total (Amount Allocated to PBA Investment Options):	[$100,000.00]

Total Amount Allocated to Account for Special Dollar Cost Averaging, IA Investment Options, and
PBA Investment Options:	[$250,000.00]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

Contributions and Allocations (See Sections 3.01 and 3.02 of the Contract):

Contribution Limits and Requirements:

Contributions are limited to amounts received under this Contract by transfer from your prior Contract(s).

Initial Contribution minimum: [$25,000] Subsequent Contribution minimum: [$500] Subsequent Contributions to the IA Investment Options can be made through the older of the original Annuitant’s and Owner’s age [80] or if later, the [first] Contract Date Anniversary.

[If GMIB or an optional GMDB (other than [RMD Wealth Guard] GMDB) is elected the following will appear] [For issue ages 0 to 80 for HAV or 0-65 for “Greater of” GMDB, the following text will appear] [Subsequent Contributions to the PBA Investment Options can be made through the older of the original Annuitant’s and Owner’s age [80] or if later, the [first] Contract Date Anniversary.]

[If the optional [RMD Wealth Guard] GMDB is elected the following will appear for issue ages 20 to 65] [Subsequent Contributions to the PBA Investment Options can be made through age [65].]

[For NQ, Traditional, Roth IRA, and SEP-IRA Contracts, the following additional text will appear] [If your [prior] Contract is continued under the Spousal Continuation provision described in your [Traditional IRA] [Roth IRA] [SEP-IRA] [NQ] Endorsement a Contribution to the PBA Investment Options can be made through the surviving spouse’s age [80] or if later, the [first] Contract Date Anniversary.]

[If GMIB or an optional GMDB is elected the following will appear]

[Subsequent Contributions to the PBA Investment Options are not permitted after the date the first Withdrawal is taken from the PBAV, notwithstanding the prior sentence(s).]

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[If GMIB is elected, the following will appear]

[No additional Contributions or transfers may be made to the PBA Investment Options on or after the No Lapse Guarantee Transaction Date (see Part II. E. of the GMIB Rider).] [If GMIB or an optional GMDB is elected, the following will appear] [Transfers and Contributions to the PBA Investment Options may not exceed a total of [$1,500,000]. No Contributions may be made to any supplementary Contract.]

[We may discontinue Contributions and/or transfers to the PBA upon advance written notice to you. The advance notice period is shown immediately below. Any change in limitations or discontinuation of Contributions will be implemented to manage the financial risk to the Company in the event market and/or economic conditions decline. If we discontinue Contributions and transfers to the PBA, any subsequent Contribution or automated transfer will be allocated to the IA Investment Options corresponding to the PBA Investment Options that were specified in your allocation instructions. If we are not offering such IA Investment Options as of the discontinuance date, we may substitute an IA Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. If a specific PBA Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such PBA Investment Option to the [AXA Balanced Strategy] Investment Option.]

The advanced notice period for discontinuance or limitation of Contributions and/or transfers is [45] days.

[Cumulative Contribution Limit For all issue ages, the following text will appear]

[We may refuse to accept any Contribution if the sum of all Contributions under all [“Retirement Cornerstone” and “Accumulator”] Contracts with the same Annuitant or Owner would then total more than [$1,500,000].] [If we accept any such Contribution under this Contract, your Investment Options may be limited to the IA Investment Options.]

[If we apply the 150% rule, the following will appear. Not applicable at launch. ] [We reserve the right to limit aggregate Contributions and transfers to the PBA after the Contract Year containing your PBA Funding Date to [150%] of the total amount of the Contributions and transfers to the PBA in the same Contract Year as your PBA Funding Date.]

[AXA Equitable Annuity Accumulation Contract Contribution Limit]

We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts of which you are Owner or under which you are the Annuitant would total [$2,500,000].

We may refuse to accept any Contribution if the source of such Contribution is an existing AXA Equitable Contract.

Transfer Rules (see Section 4.02 of the Contract):

Transfer requests must be in writing and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the Contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

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We reserve the right to:

a)	[limit transfers among or to the Variable Investment Options to no more than once every 30 days,
b)	require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,
c)	establish a maximum dollar amount that may be transferred by an Owner on any Transaction Date among Variable Investment Options,
d)	reject transfer requests from a person acting on behalf of multiple Contract Owners unless pursuant to a trading authorization agreement that we have accepted,
e)	restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,
f)	impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

(a)	[25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,
(b)	the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or
(c)	[25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year.

Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous Business Day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45 days] in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

[Transfer rules among the IA Investment Options and the PBA Investment Options if GMIB or an optional GMDB is elected, the following text will appear] [For issue ages 0 to 80 for HAV or 0-65 for “Greater of” GMDB, the following text will appear]

[Transfers of amounts from your IA Investment Options to the PBA Investment Options are permitted through the older of the original Annuitant’s and the Owner’s age [80] or if later, the first Contract Date Anniversary. Transfers of amounts from your IA Investment Options to the PBA Investment Options are not permitted after the date a Contribution is made to the IA Investment Options subsequent to the date the first Withdrawal is taken from the PBA. The preceding sentence does not apply to subsequent Contributions received in the first 90 days after the Contract Date.]

[For issue ages 20 to 65 for the [RMD Wealth Guard] GMDB the following will appear] [Transfers of amounts from your IA Investment Options to the PBA Investment Options can be made through age [70], but not later than the first RMD Withdrawal. You may transfer up to [100%] of your IAV to the PBA prior to your attainment of age [66]. From age [66] to age [70] you are limited to the following transfer rule: The difference between your IAV on the Transaction Date minus your total Contributions to the IA from age [66] through age [70] on the Transaction Date.]

[For NQ, Traditional, Roth IRA, and SEP-IRA Contracts, the following additional text will appear] [If your [prior] Contract is continued under the Spousal Continuation provision described in your [Traditional IRA] [Roth IRA] [SEP-IRA] [NQ] Endorsement a transfer to the PBA Investment Options can be made through the surviving spouse’s age [80] or if later, the [first] Contract Date Anniversary.]

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[If GMIB or an optional GMDB is elected, the following will appear]

[Transfers to the PBA Investment Options are no longer permitted if a Contribution is made to the Investment Account after the date the first Withdrawal is taken from the PBA.

Transfers and Contributions to the PBA may not exceed a total of $[1,500,000].]

[The following will appear if GMIB or an optional GMDB has been elected.] [Contributions to the Account for Special Dollar Cost Averaging scheduled to be transferred into the PBA Investment Options over the duration of the program will increase your [GMIB Benefit Base] [or any] [GMDB Benefit Base] as of the effective date you contribute to a Special Dollar Cost Averaging Program.

Transfers of amounts from the PBA Investment Options to the IA Investment Options are not permitted, except as described in the Termination Provision of the GMIB and/or GMDB Rider(s), that you have elected.

We may discontinue accepting transfer requests to the PBA Investment Options at any time with advance written notice to you.]

[The following text will apply when GMIB is elected with this Contract.] [In addition to the above, any transfer rules described in the Endorsement Applicable to the Asset Transfer Program (ATP) issued with this Contract will apply.]

Withdrawals (see Section 5.01 of the Contract): Lump Sum Withdrawals: The Lump Sum Withdrawal minimum amount is [$300]. [Applicable to QP-DB and QP-DC market segments only:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

Lump sum Withdrawals will be taken in accordance with your election of (a), (b), (c) or (d) as set forth below:

a)	Withdrawals will be taken on a pro-rata basis from the PBA Investment Options [and ATP Investment Option] only,

b)	Withdrawals will be taken on a pro-rata basis from designated IA Investment Options,

c)	Withdrawals will be taken in specified amounts, from both the PBA Investment Options (on a pro-rata basis from such Options) and any designated IA Investment Options, or

d)	Withdrawals will be taken in accordance with the following order i) from the IA Investment Options on a pro-rata basis, then ii) from the Special Dollar Cost Averaging Account, then iii) from the PBA Investment Options [and the ATP Investment Option] on a pro-rata basis.

[Required Minimum Distributions and Withdrawal requests with no instructions will be taken in accordance with item d) above. We must receive your election before processing your Withdrawal request.]

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Contract Termination (see Section 5.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value and this Contract will terminate.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will terminate.

This Contract (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

Annuity Benefit Forms - (Normal Form of Annuity Benefit) (see Section 7.04 of the Contract):

Life Annuity 10 Year Period Certain For Annuity Commencement Date ages 80 and greater the “Period Certain” is as follows:

Annuitization Age	Length of Period Certain
Up to age 80	10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 95	0

Amount of Annuity Benefit (see Section 7.05 of the Contract):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% if available, of the Annuity Account Value.

Conditions for Payment - (Interest Rate to be Applied in Adjusting for Misstatement of Age or Sex) (see Section 7.06 of the Contract):

[6%] per year

Conditions for Payment - (Minimum Amount to be Applied to an Annuity) (see Section 7.06 of the Contract): [$2,000], as well as minimum of [$20] for initial monthly annuity payment.

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PART C – This part describes certain charges in your Contract.

Administrative and Other Charges Deducted from Annuity Account Value (see Section 8.02 of the Contract):

Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

[The following text will appear if the IA Investment Options are elected.]

[The above charge will be deducted from the IA Investment Options on a pro rata basis. If there is insufficient value or no value in the IA Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging, if applicable.]

[If PBA Investment Options are elected, the following will replace the above sentence.]

[The above charge will be deducted from the IA Investment Options on a pro rata basis. If there is insufficient value or no value in the IA Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging, if applicable. If there is insufficient value or no value in the Account for Special Dollar Cost Averaging, if applicable, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the PBA Investment Options [and the ATP Investment Option] on a pro-rata basis.]

Transfer Charges (see Section 8.03 of the Contract):

Currently, the number of free transfers is [unlimited], subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2% of each transaction amount] at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of [$35] for each transaction.]

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Contract Fee (see Section 8.05 of the Contract):	Annual Rate of [1.30%] (equivalent to a daily rate of [.003585%]), plus any applicable VIO Facilitation Charge up to an annual rate equal to [0.45%] (equivalent to a daily rate of [.001236%]).

The Contract Fee includes the following charges:

[Operations Fee:	Annual rate of 0.80%

Administration Fee:	Annual rate of 0.30%

Distribution Fee:	Annual rate of 0.20%

Variable Investment Option Facilitation Charge:	Annual rate up to [0.45]%]

The Variable Investment Option (“VIO”) Facilitation Charge applies to certain VIOs as indicated in the VIOs listed in Part B of these Data Pages. Unless otherwise specified, for VIOs indicated with a single* the annual rate is [0.25%] (equivalent to a daily rate of [.000686%]).

a double** the annual rate is [0.35%] (equivalent to a daily rate of [.000961%]).

a triple*** the annual rate is [0.45%] (equivalent to a daily rate of [.001236%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.

Third Party Transfer Charge (see Section 8.07of the Contract): We reserve the right to deduct a charge from the amounts withdrawn, which is no greater than [$125] per occurrence for a direct rollover or direct transfer of amounts withdrawn from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a Contract issued by another company. The current charge is [$0].

[The following text will appear in the Data Pages if the Alternate Payment Method applies:]

[Check Preparation Charge (see Section 9.07 of the Contract): Alternate Payment Method We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $[85]. [Currently, there is no charge for this service.]]

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Part D – This part describes certain Terms and Conditions applicable to the Riders issued under your Contract.

[Terms and Conditions Applicable to your Guaranteed Minimum Income Benefit (GMIB) Rider. Please read the Rider for the complete provisions shown below.

Your GMIB Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Income Benefit (Section I)

You may exercise GMIB within [30] days of a Contract Date Anniversary after you have met the waiting period requirements described in Sections II.D.8 and III.B., and begin to receive Lifetime GMIB Payments as described in Section III of the Rider. An exception to the waiting period, described in Section III. C., will apply if the Cost of the Rider increases as described in Part V of the Rider and as a result, you decide to exercise GMIB prior to the expiration of the waiting period. The GMIB has a No Lapse Guarantee which is described in Section II. E. of the Rider. Prior to GMIB Exercise, you may take withdrawals up to your Annual Withdrawal Amount as described in Section II. C. below without reducing your beginning of Contract Year GMIB Benefit Base.

2.	Your Annual Withdrawal Amount (Section II.C.)

The “Annual Withdrawal Amount” (“AWA”) for each Contract Year is equal to (i) the GMIB Benefit Base at the beginning of the Contract Year multiplied by (ii) the Annual Rollup Rate in effect for the first day of the Contract Year. There is an AWA beginning in the Contract Year following the Contract Year in which your PBA Funding Date occurs. “GMIB Benefit Base” and “Annual Rollup Rate” are defined in your GMIB Rider.

3.	Adjustment of the GMIB Benefit Base for Withdrawals and Excess Withdrawals (Section II.D.7.)

Beginning [in the Contract Year following your PBA Funding Date], withdrawals up to the AWA do not reduce the GMIB Benefit Base. Instead, such withdrawals reduce the Annual Rollup Amount to be added to the GMIB Benefit Base on the Contract Date Anniversary by the dollar amount of the withdrawal, as described above.

[In any Contract Year, a required minimum distribution withdrawal (“RMD Withdrawal”) that is taken through our Automatic RMD Withdrawal Service from the PBA, in excess of the AWA, that is needed to meet a required minimum distribution reduces the GMIB Benefit Base by the dollar amount of the RMD Withdrawal in excess of the AWA.

RMDs will be withdrawn first from your IA Investment Options, then from the Special [Money Market] Dollar Cost Averaging Account and then pro-rata from the PBA Investment Options [and the ATP Investment Option], if there are insufficient amounts in the IA Investment Options and Special [Money Market] Dollar Cost Averaging Account to satisfy the required minimum distribution.

If you do not elect our Automatic RMD Withdrawal Service and if your value in the IA Investment Option, Account for Special [Money Market] Dollar Cost Averaging and AWA is insufficient to satisfy the RMD amount, any additional withdrawal taken in the same Contract Year from your PBA will be treated as an Excess Withdrawal.]

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“Excess Withdrawal” means the amount of any withdrawal or portion of any withdrawal taken from the PBA in a Contract Year that together with all other withdrawals from the PBA exceeds the AWA for that Contract Year. All withdrawals made from the PBA [in the Contract Year in which your PBA Funding Date occurs] are “Excess Withdrawals.” [An RMD Withdrawal is not an Excess Withdrawal when the Automatic RMD Withdrawal Service is elected for lifetime RMD payments as described above.] An Excess Withdrawal may reduce future benefits by more than the dollar amount of the excess withdrawal(s). “Future benefits” means AWA withdrawals and Lifetime GMIB Payments. You may contact your financial professional or the Processing Office to determine if, as of that date, a contemplated withdrawal amount would cause an Excess Withdrawal.

Except as provided in the first [two] paragraph[s] of this Section, a withdrawal from the PBA reduces the GMIB Benefit Base on a pro rata basis. A pro-rata reduction is determined as follows: 1) Divide the amount of your withdrawal that exceeds your AWA by your PBAV immediately preceding the withdrawal; 2) Multiply the fraction calculated in (1) by the amount of your GMIB Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

4.	Annual Reset of the GMIB Benefit Base (Section II.D.8.)

On the [first] Contract Date Anniversary that follows your PBA Funding Date and each Contract Date Anniversary thereafter until the Contract Date Anniversary following your [95th] birthday you may reset your GMIB Benefit Base to equal the PBAV on that Contract Date Anniversary, if the PBAV is greater than the GMIB Benefit Base. You have [30] days following each eligible Contract Date Anniversary to reset your GMIB Benefit Base. The Annual or Deferral (whichever applies) rollup continues on your reset GMIB Benefit Base.

When you reset your GMIB Benefit Base, the reset will result in a new waiting period to exercise the GMIB of up to the later of [10] years or the original exercise date. [If you reset your GMIB Benefit Base on or after age [86], notwithstanding anything to the contrary, you may elect a GMIB Exercise Option described in Part III of your GMIB Rider upon your Contract Date Anniversary following your [95th ] birthday, or if earlier, your Maturity Date.]

5.	GMIB Exercise (Section III)

On the Transaction Date on which you exercise GMIB, the annual lifetime income that will be provided under the fixed payout option selected will be the greater of (i) the GMIB, and (ii) the amount of income that would be provided by application of the PBAV as of the Transaction Date to our annuity rates described in the Amount of Annuity Benefits Section of your Contract for the same payout option. The GMIB Benefit Base, as defined above, is applied to the guaranteed annuity purchase factors shown in Attachment A of the Rider to determine the GMIB.

Upon GMIB exercise, you may elect [either (i) or (ii):] [(i)] our Life Annuity payout option [or, (ii) our Life Annuity with a Period Certain payout option.] Other annuity payout options may be available at the time of exercise.

Conditions of GMIB Exercise

You may choose to begin Lifetime GMIB Payments by exercising GMIB after the required waiting period as described below. Your waiting period to exercise GMIB is extended as described in Section II.D.8. of the Rider.

After a waiting period, which begins on the Contract Date Anniversary on or immediately preceding your PBA Funding Date, you may exercise GMIB within [30] days following the applicable Contract Date Anniversary described in your Rider, based on your age as of the beginning of the waiting period.

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6.	The Cost of the Rider (Section V)

The current charge for the Rider is [1.15%] of the GMIB Benefit Base on your Contract Date Anniversary. The maximum charge for the Rider is [2.30%] of the GMIB Benefit Base on your Contract Date Anniversary. Any change in the charge will be within the range of the current and maximum charge for the Rider.

We may increase or decrease the charge for the benefit at any time after completion of [two] Contract Years. We will provide you a minimum of [30] days advance notice of any revised Rider charge.

The “Rider Charge Change Notification Date” is the date of the notice which we send to you informing you of a revised charge. If we revise the charge for the Rider, you may elect to terminate the Rider by submitting a written request to our Processing Office no later than [30] days after the Rider Charge Change Notification Date. This period is referred to as the [30] Day “Rider Drop Period.”

The “Rider Charge Change Effective Date” is the date on which the new Rider Charge becomes effective on your Contract and is at least [30] days following the Rider Charge Change Notification Date. The changed charge will be assessed beginning on the Contract Date Anniversary that falls on or after the Rider Charge Change Effective Date unless a prorated charge was applied earlier in the Contract Year. However, if the Rider Charge Change Notification Date falls in the first [two] Contract Years, the Rider Charge Change Effective Date is the Business Day that is the later of (i) the first day of the [third] Contract Year or (ii) at least [30] days following the Rider Charge Change Notification Date. The new charge will be deducted beginning on your [third] Contract Date Anniversary, unless a prorated charge was applied earlier in the Contract Year.

Unless you have terminated the Rider, we will determine and deduct the above charge annually from your PBA on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge on the transaction date for the portion of any Contract Year in which the Rider is terminated pursuant to Section VI of the Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract. If the Rider charge changes and the Rider terminates within [30] days of such change, the current Rider charge will apply, otherwise, the new Rider charge will apply.

The above charges will be deducted from the PBA Investment Options [and the ATP Investment Option] on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options [and the ATP Investment Option], any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.

On the No Lapse Guarantee Transaction Date described in Section II. E, the charge for the benefit terminates.]

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[Terms and Conditions Applicable to your “Greater of” Death Benefit Rider. Please read the Rider for the complete provisions shown below.

Your “Greater of” Death Benefit Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

The GMDB under the Contract will be the greater of the Annual Rollup to Age [85] Benefit Base or the Highest Anniversary Value to Age [85] (“HAV”) Benefit Base. The Protected Benefit Account Value, operation of the Annual Rollup to Age [85] Benefit Base and the HAV Benefit Base, the Effect of Withdrawals on your Benefit Bases, the cost of the Rider and how the Rider may terminate are described in your Rider.

Withdrawals from your Protected Benefit Account Value will cause an adjustment to your GMDB Benefit Base as described in Section II. C. of the Rider. The adjustment may be greater than the amount withdrawn.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under the Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under the Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II.C.)

Your GMDB Benefit Base is used to determine your GMDB described in your Rider. Your GMDB Benefit Base is also used to determine the cost of the Rider as described in Section IV of the Rider. Your GMDB Benefit Base is funded as of the PBA Funding Date. While the Rider is in effect, once amounts are allocated or transferred to the PBA Investment Options, they may be transferred only among PBA Investment Options. Additional transfer rules are described in these Data Pages.

Your GMDB Benefit Base is the greater of the Annual Rollup to Age [85] Benefit Base (“Rollup Benefit Base”) and the HAV Benefit Base. Your benefit base stops rolling up and ratcheting on the Contract Date Anniversary following your [85th] birthday. Your initial Rollup Benefit Base and HAV Benefit Base are each equal to your initial Contribution or transfer, whichever comes first, to the PBA. Thereafter, each Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer to the PBA, and each Benefit Base is adjusted for withdrawals. The way we calculate your Rollup Benefit Base and HAV Benefit Base is more fully described in your Rider.

3.	Annual Adjustment of the GMDB Rollup Benefit Base with the Annual Rollup Amount (Section II.C.5.)

If a withdrawal has ever been taken from your PBA, your GMDB Rollup Benefit Base is adjusted on each Contract Date Anniversary to equal:

(i)	the GMDB Rollup Benefit Base at the beginning of the Contract Year; plus
(ii)	Contributions and transfers to the PBA during the Contract Year; minus
(iii)	any adjustments for Excess Withdrawals (defined below) from the PBA during the Contract Year, [minus
(iv)	the dollar amount of any required minimum distribution withdrawals (“RMD Withdrawal”) (defined below) in excess of your remaining AWA taken through our Automatic RMD Withdrawal Service from your PBAV during the Contract Year to the extent such withdrawals exceed your AWA from the PBA during the Contract Year;] plus

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(v)	A) [ in the Contract Year of your PBA Funding Date], any remaining Annual Rollup Amount and B) in any Contract Year thereafter, the Annual Rollup Amount for the Contract Date Anniversary reduced by the dollar amount of total withdrawals from your PBA, up to your AWA as described in the GMIB Rider.

[“RMD Withdrawal” means a withdrawal that meets the lifetime required minimum distribution rules under the Code.]

“Excess Withdrawal” means any withdrawal or portion of a withdrawal taken from the PBA during a Contract Year that, together with all other amounts withdrawn from the PBA during that year, causes the total of such withdrawals to exceed the AWA. An Excess Withdrawal may reduce future benefits by more than the dollar amount of the withdrawal(s).

4.	Annual Adjustment of the GMDB Rollup Benefit Base with the Deferral Rollup Amount (Section II.C.6.)

Prior to taking a withdrawal under your Contract from the PBA, instead of the adjustment described above, your GMDB Rollup Benefit Base is adjusted on each Contract Date Anniversary to equal:

(i)	the GMDB Rollup Benefit Base at the beginning of the Contract Year, plus
(ii)	Contributions and transfers to the PBA during the Contract Year, plus
(iii)	the Deferral Rollup Amount for the Contract Date Anniversary.

Once a withdrawal is made under your Contract from the PBA, no Deferral Rollup Amount adjustment is made to your GMDB Rollup Benefit Base in the Contract Year of the withdrawal and all subsequent Contract Years. In those Contract Years, any adjustment to your GMDB Rollup Benefit Base will be done according to the provision in C.5. above.

5.	Annual Reset of the Rollup Benefit Base (Section II.C.7.)

As described in your GMIB Rider, you may elect to reset your GMIB Benefit Base. If you have so elected to reset such GMIB Benefit Base on each Contract Date Anniversary, until the Contract Date Anniversary following your [85th] birthday, the Rollup Benefit Base under the Rider will reset automatically to the PBAV.

6.	The Cost of The Rider (Part IV)

The current charge for the Rider is [1.15%] of the GMDB Benefit Base. This charge is based on the greater of the Rollup and the HAV Benefit Bases on your Contract Date Anniversary. The maximum charge for the benefit is [2.30%] of the Rider’s Benefit Base on your Contract Date Anniversary.

We may increase or decrease the charge for the benefit at any time after completion of [two] Contract Years. We will provide you a minimum of [30] days advance notice of any revised Rider charge.

The “Rider Charge Change Notification Date” is the date of the notice which we send to you informing you of a revised charge. If we revise the charge for the Rider, you may elect to terminate the Rider by submitting a written request to our Processing Office no later than [30] days after the Rider Charge Change Notification Date. This period is referred to as the [30] Day “Rider Drop Period.”

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The “Rider Charge Change Effective Date” is the date on which the new Rider Charge becomes effective on your Contract and is at least [30] days following the Rider Charge Change Notification Date. The changed charge will be assessed beginning on the Contract Date Anniversary that falls on or after the Rider Charge Change Effective Date unless a prorated charge was applied earlier in the Contract Year. However, if the Rider Charge Change Notification Date falls in the first [two] Contract Years, the Rider Charge Change Effective Date is the Business Day that is the later of (i) the first day of the [third] Contract Year or (ii) at least [30] days following the Rider Charge Change Notification Date. The new charge will be deducted beginning on your [third] Contract Date Anniversary, unless a prorated charge was applied earlier in the Contract Year.

Unless you have terminated the Rider, we will determine and deduct the above charge annually from your PBA on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge on the transaction date for the portion of any Contract Year in which the Rider is terminated pursuant to Section V. of the Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract. If the Rider charge changes and the Rider terminates within the [30] Day Rider Drop Period, the current Rider charge will apply, otherwise, the new Rider charge will apply.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.]

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[Terms and Conditions Applicable to your Highest Anniversary Value Death Benefit Rider. You have elected this Rider with the GMIB Rider. Please read the Rider for the complete provisions shown below.

Your Highest Anniversary Value Death Benefit Rider Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

The GMDB is derived from a benefit base as described in Section II of the Rider. You must contribute or transfer amounts to the Protected Benefit Account to fund a GMDB Benefit Base in order to receive benefits under the Rider. The GMDB Benefit Base is used solely to calculate the GMDB described in the Rider and its charge and does not provide a Cash Value or any minimum account value and cannot be withdrawn.

The GMDB under the Contract will be the Highest Anniversary Value to Age [85] (“HAV”) Benefit Base. The Rider describes the operation of the HAV Benefit Base, the Effect of Withdrawals on your Benefit Base, the cost of the Rider and how the Rider may terminate.

Withdrawals from your Protected Benefit Account Value will cause an adjustment to your GMDB Benefit Base as described in Section II. C. of the Rider. The adjustment may be greater than the amount withdrawn.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under the Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under the Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II.C. and Section III)

Your GMDB Benefit Base is the HAV Benefit Base. Your initial HAV Benefit Base is equal to your initial Contribution or transfer to the PBA. Thereafter, the Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an IA Investment Option to a PBA Investment Option, and the Benefit Base is adjusted for withdrawals. The way we calculate your HAV Benefit Base is described in your Rider.

On each Contract Date Anniversary up to the Contract Date Anniversary following your [85th] birthday, if the PBAV is greater than the current HAV Benefit Base, the HAV Benefit Base is reset to equal the PBAV.

3.	Effect of Withdrawals on your Highest Anniversary Value Benefit Base (Section IV)

The HAV Benefit Base will be reduced by withdrawals from the PBA Investment Options. During each Contract Year, [prior to completion of [one] Contract Year[s],] your HAV GMDB will be reduced on a pro-rata basis.

[[After completion of your [first] Contract Year], your HAV Benefit Base will be reduced by the dollar amount of any withdrawal as long as the sum of your withdrawals in that Contract Year does not exceed your Annual Withdrawal Amount (“AWA”), as described in your Guaranteed Minimum Income Benefit (“GMIB”) Rider. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed your AWA, the portion of that withdrawal that exceeds your AWA and any subsequent withdrawals in that Contract Year will cause a pro-rata reduction of the HAV Benefit Base.]

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[The following sentence describing required minimum distribution treatment will appear if applicable.] [RMD Withdrawals made under our Automatic Withdrawal Service will reduce the HAV Benefit Base by the dollar amount of such withdrawal.]

Notwithstanding the above two paragraphs, if you terminate your GMIB Rider prior to the termination of the Rider, your HAV Benefit Base will be reduced by all withdrawals, [including any required minimum distribution withdrawals (“RMD Withdrawals”, defined in your Rider,] on a pro-rata basis, beginning on the transaction date of the GMIB Rider termination.

4.	The Cost of The Rider (Section V)

The charge for the benefit is [0.35%] of the HAV Benefit Base. The charge is based on the HAV Benefit Base on your Contract Date Anniversary.

We will determine and deduct the above charge annually from your PBAV on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which the Rider is terminated pursuant to Section VI. of the Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.]

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[Terms and Conditions Applicable to your Highest Anniversary Value Death Benefit Rider. Please read the Rider for the complete provisions shown below.

Your Highest Anniversary Value Death Benefit Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

The GMDB under the Contract will be the Highest Anniversary Value to Age [85] (“HAV”) Benefit Base. The Rider describes the operation of the HAV Benefit Base, the Effect of Withdrawals on your Benefit Base, the cost of the Rider and how the Rider may terminate.

Withdrawals from your Protected Benefit Account Value will cause an adjustment to your GMDB Benefit Base as described in Section IV. of the Rider. The adjustment may be greater than the amount withdrawn.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under the Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under the Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II.C. and Section III)

Your GMDB Benefit Base is the HAV Benefit Base. Your initial HAV Benefit Base is equal to your initial Contribution or transfer to the PBA Investment Options. Thereafter, the Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an IA Investment Option to a PBA Investment Option, and the Benefit Base is adjusted for withdrawals. The way we calculate your HAV Benefit Base is described in your Rider.

On each Contract Date Anniversary up to the Contract Date Anniversary following your [85th] birthday, if the PBAV is greater than the current HAV Benefit Base, the HAV Benefit Base is reset to equal the PBAV.

3.	The Cost of The Rider (Section V)

The charge for the benefit is [0.35%] of the HAV Benefit Base. This charge is based on the HAV Benefit Base on your Contract Date Anniversary.

We will determine and deduct the above charge annually from your PBA Investment Options on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which the Rider is terminated pursuant to Section VI. of the Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.]

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[Terms and Conditions Applicable to your [RMD Wealth Guard] GMDB Rider. Please read the Rider for the complete provisions shown below.

Your [RMD Wealth Guard] GMDB Rider is effective as of the Contract Date.

1.	The Rider’s Guaranteed Minimum Death Benefit (Section I)

The GMDB is derived from a benefit base as described in Section II of the Rider. You must contribute or transfer amounts to the Protected Benefit Account to fund a GMDB Benefit Base in order to receive benefits under the Rider. The GMDB Benefit Base is used solely to calculate the GMDB described in the Rider and its charge and does not provide a Cash Value or any minimum Annuity Account Value and cannot be withdrawn.

Withdrawals from your Protected Benefit Account Value may cause an adjustment to your GMDB Benefit Base as described in Section III of the Rider. The adjustment may be greater than the amount withdrawn.

Your Death Benefit amount under the Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under the Rider. The Death Benefit under this Contract is equal to the sum of the Death Benefit under the Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II.C)

Your initial GMDB Benefit Base is equal to your initial Contribution or transfer to the PBA Investment Options. Thereafter, the GMDB Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an IA Investment Option to a PBA Investment Option. On each Contract Date Anniversary, the GMDB Benefit Base is increased to equal the PBAV, if higher. Your last GMDB Benefit Base reset will occur on the Contract Date Anniversary following the earlier of the following: (1) the withdrawal of your first RMD Amount or (2) your [85th] birthday. However, if your first RMD withdrawal from the PBA occurs between January 1 and April 1 of the calendar year after you attain age [70  1⁄2], your GMDB Benefit Base will stop resetting immediately after such withdrawal.

3.	Effect of Withdrawals on your GMDB Benefit Base (Section III)

III.	Effect of Withdrawals on your GMDB Benefit Base

A.	Effect of Withdrawals of your RMD Amount on your GMDB Benefit Base

Beginning in the calendar year in which you attain age [70  1⁄2], your GMDB Benefit Base is not reduced by any withdrawal made from your PBAV, which in any calendar year, in total, does not exceed your RMD Amount attributable to your PBA.

We offer an automatic service to calculate and pay the RMD Amount from this Contract for each calendar year. We reserve the right to discontinue or change this service at any time in our sole discretion.

B. Effect of Withdrawals that are not Withdrawals of your RMD Withdrawal Amount on your GMDB Benefit Base

Beginning in the calendar year in which you attain age [70  1⁄2], your GMDB Benefit Base will be reduced on a pro-rata basis by the portion of a withdrawal from the PBA Investment Options that is in excess of your RMD Amount from the PBA. Any withdrawal taken prior to the calendar year in which you attain age [70  1⁄2] will reduce your GMDB Benefit Base on a pro-rata basis, but will not stop your GMDB Benefit Base (described in Section II. C) from resetting.

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[For QP Contracts only] [Rules Applicable to your QP Contract: Any withdrawal taken prior to the Transaction Date on which this Contract is converted to a Traditional IRA is not considered a withdrawal of your RMD Amount for purposes of RMD withdrawal treatment as described in Section III A of the Rider, and will reduce your GMDB Benefit Base on a pro-rata basis. Withdrawals taken prior to the Transaction Date this Contract converts to a Traditional IRA will not stop your GMDB Benefit Base from resetting as described in Section II. C.]

A pro-rata reduction is determined as follows:

1) Divide the amount of the withdrawal by your PBAV immediately preceding the withdrawal;

2) Multiply the fraction calculated in (1) by the amount of your GMDB Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

3.	The Cost of The Rider (Section IV)

The charge for this benefit is [0.90%] of the GMDB Benefit Base. This charge is based on the GMDB Benefit Base on your Contract Date Anniversary. The maximum charge for this benefit is [1.80%] of the Rider’s Benefit Base on your Contract Date Anniversary.

Unless you have terminated the Rider, we will determine and deduct the above charge annually from your PBA on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge on the Transaction Date for the portion of any Contract Year in which the Rider is terminated pursuant to Section V of the Rider, a Death Benefit is paid pursuant to Section 6.02 of this Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of this Contract, or this Contract is surrendered pursuant to Section 5.02 of this Contract. If the Rider charge changes and the Rider terminates within the [30] Day Rider Drop Period, the current Rider charge will apply, otherwise, the new Rider charge will apply.

We may increase or decrease the charge for this benefit at any time after completion of [two] Contract Years. We will provide you a minimum of [30] days advance notice of any revised Rider charge.

The “Rider Charge Change Notification Date” is the date of the notice which we send to you informing you of a revised charge. If we revise the charge for the Rider, you may elect to terminate the Rider by submitting a written request to our Processing Office no later than [30] days after the Rider Charge Change Notification Date. This period is referred to as the [30] Day “Rider Drop Period.”

The “Rider Charge Change Effective Date” is the date on which the new Rider Charge becomes effective on your Contract and is at least [30] days following the Rider Charge Change Notification Date. The changed charge will be assessed beginning on the Contract Date Anniversary that falls on or after the Rider Charge Change Effective Date unless a prorated charge was applied earlier in the Contract Year. However, if the Rider Charge Change Notification Date falls in the first [two] Contract Years, the Rider Charge Change Effective Date is the Business Day that is the later of (i) the first day of the [third] Contract Year or (ii) at least [30] days following the Rider Charge Change Notification Date. The new charge will be deducted beginning on your [third] Contract Date Anniversary, unless a prorated charge was applied earlier in the Contract Year.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special [Money Market] Dollar Cost Averaging designated for the PBA Investment Options.]

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